EXHIBIT 10.50

                 AMENDMENT TO OPTION AGREEMENTS WITH MARIO SZNOL

October 15, 2004

Dr. Mario Sznol
c/o Vion Pharmaceuticals, Inc.
4 Science Park
New Haven, Connecticut 06511

Dear Mario:

Reference is made to the option agreements between you and Vion dated November
9, 1999, February 24, 2000, December 5, 2000 and December 6, 2001 (the "Option
Agreements") evidencing certain outstanding options (the "Options") granted to you under our Amended and Restated 1993 Stock Option Plan (the "Plan"). Pursuant
to Section 11(d) of the Plan, your Options will cease to be exercisable three months following the termination of your employment with Vion, unless the Option
Agreements designate a longer exercise period. Accordingly, as a further inducement for you to become a director and consultant of Vion following the termination of your employment with Vion, the Compensation Committee desires to postpone the commencement of the foregoing three month period until the termination of your entire service relationship (whether as an employee, director or consultant) with Vion by amending Section 5 of each Option Agreement in its entirety, subject to your consent, to read as follows:

         "5. The Holder may exercise the Option (but only to the extent the
         Option is exercisable at the time of termination of the Holder's employment or other relationship with the Company) at any time within three months following the termination of the Holder's employment or other relationship with the Company or within one year if such termination was due to the death or disability of the Holder, but in no event later than the Expiration Date of the Option."

By returning a duly signed and dated copy of this letter to me, you hereby agree and consent to the foregoing amendment of each Option Agreement and further acknowledge and understand that any such Options that were designated as
"incentive stock options" in your Option Agreements within the meaning of
Section 422 of the Code may hereinafter cease to so qualify by virtue of the modifications authorized herein.
                                                      VION PHARMACEUTICALS, INC.

                                                      /s/ Howard B. Johnson
                                                      ---------------------
                                                      By: Howard B. Johnson
                                                      President and CFO

AGREED & CONSENTED TO
This 15th Day of October 2004:

/s/ Mario Sznol
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Mario Sznol